Exhibit 10.4

SECOND AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

This Second Amendment (the "Amendment") is made as of November 26, 2008 to amend the Securities Purchase Agreement dated March 26, 2007, as previously amended by a First Amendment dated September 10, 2007 (as then, now and hereafter amended, the "Securities Purchase Agreement") that was entered into by and among Delphax Technologies Inc. ("Delphax"), Delphax Technologies Canada Limited ("Delphax Canada") and Whitebox Delphax, Ltd. ("Whitebox"). The rights and interests of Whitebox under the Securities Purchase Agreement have been assigned by means of an Assignment and Assumption Agreement dated August 14, 2008 (the "Assignment Agreement") to Harland Clarke Corp. ("Harland Clarke"). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Securities Purchase Agreement.

Recitals

A. Prior to the Assignment Agreement, Whitebox had alleged that Delphax was in default (i) under the Registration Rights Agreement as a result of Delphax common stock not being listed on The NASDAQ Stock Market and that Delphax was subject to monthly penalty payments under the Registration Rights Agreement, and (ii) under Section 4.7 of the Securities Purchase Agreement as a result of Delphax common stock not being listed on The NASDAQ Stock Market.

B. At the time of the Assignment Agreement, Delphax and Whitebox terminated the Registration Rights Agreement and terminated the Warrants issued under the Securities Purchase Agreement.

C. Delphax, Delphax Canada and Harland Clarke wish to provide for the issuance of an amended and restated promissory note to Harland Clarke in the form attached hereto as Exhibit A to constitute the "Notes" referred to in the Securities Purchase Agreement.

In consideration of the foregoing, the parties agree as follows:

Agreement

1. Issuance of Amended and Restated Note. Upon execution of this Amendment, Delphax Canada shall execute and deliver to Harland Clarke the Amended and Restated Promissory Note in the form attached hereto as Exhibit A, which shall constitute the "Note" or "Notes" for purposes of the Securities Purchase Agreement and the other Transaction Documents. Harland Clarke shall constitute the "Investors" referred to in the Securities Purchase Agreement and the other Transaction Documents, as successor in interest to Whitebox.

2. Computation of Quarterly Interest Payments. The parties agree that the amount of the quarterly interest due under the Notes shall be computed by multiplying 12% by the outstanding principal amount of the Notes, and dividing that product by four, such that if the outstanding principal amount is $7,000,000 the quarterly interest payment shall be $840,000 divided by 4 or $210,000. With respect to the quarterly interest payment that was due on September 1, 2008, Harland Clarke has waived three percentage points of the interest with respect to that quarterly interest payment only, and Delphax Canada and Delphax agree that the remainder of that quarterly interest payment, namely $157,500, shall be paid in cash by Delphax Canada to Harland Clarke on December 1, 2008.

3. Deletion of References to Warrants and Registration Rights Agreement. The Securities Purchase Agreement is hereby amended by deleting (i) in Article X thereof the defined terms "Warrants" and the "Registration Rights Agreement", and (ii) those capitalized terms where they appear elsewhere as defined terms in the Securities Purchase Agreement or the other Transaction Documents.

4. SEC Registration of Delphax Common Stock. Harland Clarke has previously waived the provisions of the Securities Purchase Agreement requiring Delphax to maintain the registration of its common stock with the Securities and Exchange Commission. Harland Clarke agrees that Sections 4.3 and 4.7 of the Securities Purchase Agreement shall have no further force or effect unless Delphax registers its common stock with the Securities and Exchange Commission in the future.

5. Amendment of Tax Provision. Section 1.7 of the Securities Purchase Agreement is hereby amended as follows: (a) Section 1.7(a), (c) and (d) are amended by deleting the words "Indemnified Taxes or" each place that they appear. Further, Section 1.7(a) is amended by changing the words "Indemnified Taxes (including any Other Taxes)" appearing at the end of the fourth line to instead read "Other Taxes".

6. Waivers. Harland Clarke hereby waives and agrees to forbear from exercising its rights and remedies under the Transaction Documents or applicable law with respect to (i) any Event of Default on the basis of any breach of the provisions of the Registration Rights Agreement or the Warrants, (ii) any breach of Sections 4.3 or 4.7 of the Securities Purchase Agreement, and (iii) the payment of the interest payment due September 1, 2008, provided that such interest is paid as provided in Section 2.

7. Address for Notices. For purposes of all Transaction Documents, Investors' address for notice purposes will be:

10931 Laureate Drive

San Antonio, TX 78249

Attention: Chief Financial Officer

8. Reaffirmation. Except as otherwise specifically set forth herein, the terms and provisions of the Securities Purchase Agreement, as amended hereby, are ratified and confirmed. To the extent that there is any conflict between this Amendment and the Securities Purchase Agreement, this Amendment shall govern.

9. Counterparts. This Amendment may be executed and delivered by facsimile signature in two or more counterparts, each of which will be deemed an original, and all of which will constitute the same agreement. Facsimile and electronic copies of signatures shall be treated as original signatures for all purposes.

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be duly executed as of the date first above written.

HARLAND CLARKE CORP.	DELPHAX TECHNOLOGIES INC.

By /s/ Peter A. Fera Jr.	By /s/ Gregory S. Furness
Its EVP + CFO	Its Chief Financial Officer

DELPHAX TECHNOLOGIES CANADA
LIMITED

By /s/ Gregory S. Furness
Its Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE